UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  February 25, 2004

PLC Systems Inc.

(Exact name of registrant as specified in charter)

Yukon Territory, Canada	1-11388	04-3153858
(State or other juris- diction of incorporation	(Commission File Number)	(IRS Employer Identification No.)

10 Forge Park, Franklin, Massachusetts		02038
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (508) 541-8800

Not applicable

(Former name or former address, if changed since last report)

Item 5.  Other Events and Regulation FD Disclosure.

On February 25, 2004, PLC Systems Inc. issued a press release announcing that it has entered into an exclusive, multi-year agreement with Edwards Lifesciences Corporation (“Edwards”) to develop and manufacture Edwards’ Optimaze surgical ablation system, a cardiac laser technology that treats cardiac arrhythmias.  A copy of the press release has been filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

99.1         Press Release dated February 25, 2004.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 25, 2004	PLC SYSTEMS INC.

	By:	/s/ James G. Thomasch
James G. Thomasch, Senior Vice President, Finance and Administration and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated February 25, 2004